Exhibit 99.2

Index to Financial Statements

MEDYTOX SOLUTIONS, INC.	PAGE

F-1

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash	$700,923	$2,406,246
Accounts receivable, net	22,471,342	17,463,947
Prepaid expenses and other current assets	572,314	170,353
Deferred tax assets	–	28,300
Deposits on acquisitions	–	259,875

Total current assets	23,744,579	20,328,721

Property and equipment, net	7,814,666	7,678,123

Other assets:
Intangible assets, net	4,420,372	4,436,473
Goodwill	3,278,813	3,139,942
Deposits	218,552	177,495

Total assets	$39,476,982	$35,760,754

See accompanying notes to condensed consolidated financial statements.

F-2

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets (Continued)

(unaudited)

	June 30,	December 31,
	2015	2014
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,885,116	$3,356,797
Accrued expenses	3,627,422	2,297,416
Income tax liabilities	7,539,715	8,087,946
Deferred income taxes	9,200	–
Current portion of notes payable	259,184	443,292
Current portion of notes payable, related party	3,804,329	2,620,000
Current portion of capital lease obligations	611,927	962,562
Derivative liability	380,000	380,000

Total current liabilities	20,116,893	18,148,013

Other liabilities:
Notes payable, net of current portion	–	93,392
Capital lease obligations, net of current portion	3,145,080	2,222,625
Deferred tax liabilities	291,600	252,900

Total liabilities	23,553,573	20,716,930

Commitments and contingencies

Stockholders' equity:
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1	1
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 50,000 and 200,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	5	20
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 45,000 and 100,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	5	10
Common stock, $0.0001 par value, 500,000,000 shares authorized, 30,931,026 and 29,046,386 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	3,093	2,905
Additional paid-in-capital	10,926,621	5,357,367
Retained earnings	4,993,684	9,562,517
Total Medytox Solutions stockholders' equity	15,923,409	14,922,820
Noncontrolling interest	–	121,004
Total stockholders' equity	15,923,409	15,043,824

Total liabilities and stockholders' equity	$39,476,982	$35,760,754

See accompanying notes to condensed consolidated financial statements.

F-3

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Gross charges (net of contractual allowances and discounts)	$13,225,117	$20,784,426	$33,347,632	$41,846,998
Provision for bad debts	(3,843,466)	(4,830,727)	(10,317,199)	(11,017,760)
Net Revenues	9,381,651	15,953,699	$23,030,433	$30,829,238

Operating expenses:
Direct costs of revenue	2,668,357	4,187,041	6,699,631	7,464,882
General and administrative	9,396,040	4,456,357	15,035,973	8,176,315
Legal fees related to disputed subsidiary	–	35,545	–	94,217
Sales and marketing expenses	1,139,567	1,245,982	2,321,788	2,035,284
Bad debt	99,754	–	99,754	–
Depreciation and amortization	669,641	230,482	1,250,434	396,170
Total operating expenses	13,973,359	10,155,407	25,407,580	18,166,868

Income (Loss) from operations	(4,591,708)	5,798,292	(2,377,147)	12,662,370

Other income (expense):
Other income	2	132	23	253
Gain on disposition of subsidiary	–	–	–	134,185
Gain on legal settlement	–	–	275,028	–
Interest expense	(542,442)	(100,945)	(1,047,543)	(197,696)
Total other income (expense)	(542,440)	(100,813)	(772,492)	(63,258)

Income (Loss) before income taxes	(5,134,148)	5,697,479	(3,149,639)	12,599,112

Provision for income taxes	(878,700)	2,198,000	98,800	4,796,100

Net income (loss) attributable to Medytox Solutions	(4,255,448)	3,499,479	(3,248,439)	7,803,012

Preferred stock dividends	797,344	1,510,542	1,320,394	2,424,105

Net income (loss) attributable to Medytox Solutions common shareholders	$(5,052,792)	$1,988,937	$(4,568,833)	$5,378,907

Net income (loss) per common share:
Basic	$(0.17)	$0.07	$(0.16)	$0.18
Diluted	$(0.17)	$0.06	$(0.16)	$0.18

Weighted average number of common shares outstanding during the period:
Basic	29,324,158	30,247,265	29,055,952	30,145,723
Diluted	30,419,158	30,669,487	30,233,452	30,482,862

See accompanying notes to condensed consolidated financial statements.

F-4

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Cash flows from (used in) operating activities:
Net income (loss)	$(3,248,439)	$7,803,012
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	1,250,434	396,170
Stock issued in lieu of cash compensation	2,800,000	162,500
Stock-based compensation	269,421	61,000
Bad debts	10,416,953	11,017,760
Accretion of beneficial conversion feature as interest	495,890	3,278
Accretion of debt discount	188,439	–
Write-off of deferred issuance costs	–	12,500
Gain on disposition of subsidiary	–	(134,185)
Gain on legal settlement	(275,028)	–
Changes in operating assets and liabilities:
Accounts receivable	(15,424,348)	(17,215,280)
Prepaid expenses and other current assets	(401,961)	(114,730)
Deferred tax assets	28,300	(1,786,100)
Security deposits	(41,057)	(55,839)
Accounts payable	528,318	171,777
Accrued expenses	1,355,035	(365,235)
Income tax liabilities	(548,231)	4,637,115
Deferred tax liabilities	47,900	49,800
Net cash provided by (used in) operating activities	(2,558,374)	4,643,543

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(324,750)	(920,024)
Cash paid for acquisitions	–	(1,500,000)
Cash received in acquisitions	–	31,671
Net cash provided by (used in) investing activities	(324,750)	(2,388,353)

Cash flows provided by (used in) financing activities:
Dividends on Series B preferred stock	(1,320,394)	(2,424,105)
Proceeds from issuance of notes payable, related party	3,030,000	–
Payments on notes payable	(57,500)	(659,939)
Payments on capital lease obligations	(474,305)	(136,802)
Net cash provided by (used in) financing activities	1,177,801	(3,220,846)

Net increase (decrease) in cash	(1,705,323)	(965,656)

Cash at beginning of period	2,406,246	4,141,416

Cash at end of period	$700,923	$3,175,760

See accompanying notes to condensed consolidated financial statements.

Continued

F-5

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Supplemental disclosure of cash flow information:

Cash paid for interest	$136,028	$172,024

Cash paid for taxes	$570,831	$1,932,383

Non-cash investing and financing activities:

Net liabilities acquired in acquisitions, net of cash	$–	$959,331
Goodwill	$–	$(2,438,348)
Accrued expenses	$–	$150,000
Contingent acquisition liability	$–	$54,017
Common stock	$–	$1
Series D preferred stock	$–	$20
Additional paid in capital	$–	$1,274,979

Exercise of stock options as reduction of notes payable, related party:
Current portion of notes payable, related party	$(2,500,000)	$–
Common stock	$100	$–
Additional paid-in-capital	$2,499,900	$–

Acquisition of noncontrolling interest in Biohealth Medical Laboratory, Inc.:
Deposits on acquisitions	$259,875	$–
Goodwill	$(138,871)	$–
Noncontrolling interest	$(121,004)	$–

Capital lease assets acquired	$(1,046,126)	$(1,321,253)
Capital lease obligations	$1,046,126	$1,321,253

Series D preferred stock converted to common stock:
Series D preferred stock	$(15)	$–
Common stock	$13	$–
Additional paid in capital	$2	$–

Series E preferred stock converted to common stock:
Series E preferred stock	$(5)	$–
Common stock	$5	$–

Common stock issued as payment of accrued bonuses:
Accrued bonuses	$–	$(525,000)
Common stock	$–	$21
Additional paid in capital	$–	$524,979

See accompanying notes to condensed consolidated financial statements.

F-6

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation

Organization

Medytox Solutions, Inc. (the “Company”) was incorporated in Nevada on July 20, 2005 as Casino Players, Inc. In the first half of 2011, Company management decided to reorganize the operations of the Company as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. ("MMMSC"), a Florida corporation, as a wholly-owned subsidiary. MMMSC was a marketing company selling laboratory testing services to medical clinics, hospitals and physicians’ offices. On October 26, 2013, MMMSC changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology services and solutions to all subsidiaries and customers of the Company and operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. ("MILM"), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. ("MBC"), a privately-owned North Carolina corporation, through a stock purchase agreement for cash and an installment note. MBC operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. Since the acquisition, MBC is the main billing company for the Company's laboratories.

On February 6, 2012, the Company formed Medytox Diagnostics Inc. (“MDI”), a Florida corporation, as a wholly-owned subsidiary to acquire and build clinical laboratories. MDI operates from the corporate offices in West Palm Beach, Florida.

On February 16, 2012, MDI acquired majority interest in Collectaway, LLC, now known as PB Laboratories, LLC ("PB Labs"), a Florida limited liability company. On October 12, 2012, MDI acquired the remaining interest in PB Labs, and PB Labs became a wholly-owned subsidiary of MDI. Operations of PB Labs were merged into EPIC Reference Labs, Inc. in February 2015.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company.

On December 7, 2012, MDI acquired a majority interest in Biohealth Medical Laboratory, Inc. (“Biohealth”), a Florida corporation. The remaining non-controlling interest was acquired on March 31, 2015. The initial agreement allowed MDI to retain all revenues.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. ("Alethea"). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

On January 29, 2013, MDI formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary that provides reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the interests in International Technologies, LLC ("Tech").  In October 2013, Tech began doing business as NJ Reference Labs (“NJ Ref”). NJ Ref operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider.

On March 18, 2014, MDI purchased all of the outstanding stock of Clinlab, Inc (“Clinlab”). Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary.

On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Health Records Management (“ERM/EHR”) segment of the medical industry.

F-7

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation (Continued)

Organization (Continued)

On July 28, 2014, the Company formed Platinum Financial Solutions, Ltd. (“PFS”) as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial statement presentation and in accordance with Form 10-Q. Accordingly, they do not include all of the information and footnotes required in annual financial statements. In the opinion of management, the unaudited interim condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows for the interim periods reported in this Form 10-Q. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2015.

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payor such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payor contract. In certain cases, the individual has no insurance or does not provide insurance information. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company does not currently have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payor for health service providers like Medytox. Each of these third party payors may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payor methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payor groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payor groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payor groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payors and the actual payments made to determine what adjustments, if any, are needed.

F-8

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation (Continued)

Contractual Allowances and Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates were recorded as an adjustment to the provision for bad debt within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues in our Condensed Consolidated Statements of Operations. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

Reclassifications

Certain items on the statements of operations for the three and six months ended June 30, 2014 have been reclassified to conform to current period presentation.

Note 2 – Long-Lived Assets

Property and equipment at June 30, 2015 and December 31, 2014 consisted of the following:

	June 30,	December 31,
	2015	2014
Medical equipment	$928,608	$896,641

Equipment	527,647	396,551

Equipment under capital leases (See Note 5 - Capital Lease Obligations)	5,070,573	4,024,449

Furniture	413,177	333,316

Leasehold improvements	1,703,084	1,665,501

Vehicles	196,534	177,534

Computer equipment	620,816	595,571

Software	1,832,053	1,832,053

	11,292,492	9,921,616

Less accumulated depreciation	(3,477,826)	(2,243,493)

Property and equipment, net	$7,814,666	$7,678,123

F-9

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 2 – Long-Lived Assets (Continued)

Depreciation of property and equipment was $1,234,333 and $396,170 for the six months ended June 30, 2015 and 2014, respectively.

Management periodically reviews the valuation of long-lived assets for potential impairments. Management has not recognized an impairment of these assets to date, and does not anticipate any negative impact from known current business developments.

Note 3 – Notes Payable

The Company and its subsidiaries are party to a number of loans with affiliates and unrelated parties. At June 30, 2015 and December 31, 2014, notes payable consisted of the following:

Notes Payable – Third Parties

	June 30,	December 31,
	2015	2014
Acquisition convertible note No. 1 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest and was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. See "Acquisition Convertible Notes" below.	$–	$250,000

Loan payable to former shareholder of Epinex Diagnostics Laboratories, Inc. in the amount of $400,000, at 0% interest, with principal payments of $100,000 due in periodic installments from November 26, 2014 through February 26, 2016. Amount recorded is net of imputed discount of $13,316 at June 30, 2015 and December 31, 2014.	259,184	286,684

	259,184	536,684

Less current portion	(259,184)	(443,292)

Notes payable, net of current portion	$–	$93,392

F-10

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 3 – Notes Payable (Continued)

Notes Payable – Related Parties

	June 30, 2015
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture payable to D&D Funding II, LLC dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $191,561 at June 30, 2015. The note has also been discounted by the unamortized value of its put premium of $504,110, and increased by the put premium liability of $1,000,000, at June 30, 2015.	$3,000,000	$(504,110)	$1,000,000	$(191,561)	$3,304,329

Loan payable to Alcimede LLC in the amount of $3,000,000, at 6% interest, with one payment of $3,000,000, plus interest, due on February 2, 2016. (On June 29, 2015, Alcimede offset $2,500,000 under the loan to pay the exercise price of options to purchase 1,000,000 shares. See Note 4.)	$500,000	–	–	–	$500,000

	$3,500,000	$(504,110)	$1,000,000	$(191,561)	$3,804,329

	December 31, 2014
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture payable to D&D Funding II, LLC dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $380,000 at December 31, 2014. The note has also been discounted by the unamortized value of its put premium of $1,000,000, and increased by the put premium liability of $1,000,000, at December 31, 2014.	$3,000,000	$(1,000,000)	$1,000,000	$(380,000)	$2,620,000

F-11

Medytox Solutions, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 3 – Notes Payable (Continued)

Acquisition Convertible Notes

The Company filed actions against Reginald Samuels and Ralph Perricelli seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.

All litigation with Mr. Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Mr. Perricelli in January 2015, relieving the Company of its obligations under the convertible debenture. The note payable and related accrued interest were written off in January 2015, resulting in a “Gain on Legal Settlement” of $275,028.

Note 4 – Related Party Transactions

On June 30, 2015, the Company issued 200,000 shares of common stock to SS International Consulting Ltd., of which a director of the Company is the sole manager.

On February 27, 2015, the Company borrowed $30,000 from Alcimede LLC, of which our CEO is the sole manager. The loan was repaid on April 15, 2015.

On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC. The note has an interest rate of 6% and is due on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company’s common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of the Company, is the manager and 50% owner of D&D. (See Note 3 for a description of this Note.)

Note 5 – Capital Lease Obligations

The Company leases various assets under capital leases expiring through 2020 as follows:

	June 30,	December 31,
	2015	2014

Medical equipment	$5,070,573	$4,024,449
Less accumulated depreciation	(1,399,018)	(883,015)

Net	$3,671,555	$3,141,434

Depreciation expense on assets under capital leases was $516,003 and $147,347 for the six months ended June 30, 2015 and 2014, respectively.

F-12

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 5 – Capital Lease Obligations (Continued)

Aggregate future minimum rentals under capital leases are as follows:

Future minimum rentals

December 31,
2015	$752,062
2016	1,364,188
2017	1,255,783
2018	668,572
2019	130,968
Thereafter	32,611

Total	4,204,184

Less interest	447,177

Present value of minimum lease payments	3,757,007

Less current portion of capital lease obligations	611,927

Capital lease obligations, net of current portion	$3,145,080

Note 6 – Stockholders’ Equity

Authorized Capital

The Company has 500,000,000 authorized shares of Common Stock at $0.0001 par value per share and 100,000,000 authorized shares of Preferred Stock at $0.0001 par value per share.

On October 1, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 5,000 shares of Series B Non-convertible Preferred Stock, at $0.0001 par value per share.  The Series B shares do not include any voting rights and allow for monthly dividends in an amount equal to the sum of 1) 10% of the amount of gross sales in excess of $1 million collected in the ordinary course of business, not to exceed $150,000, and 2) 15% of the amount of gross sales in excess of $2.5 million collected in the ordinary course of business. At each of June 30, 2015 and December 31, 2014, there were 5,000 shares of Series B Preferred Stock outstanding.

On March 27, 2014, each of the holders of shares of Series B Preferred Stock entered into a purchase option agreement with the Company. Each agreement grants the Company an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016 at a purchase price of $5,000 per share. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to the Company upon an exercise of the option. Any exercise of an option is completely at the Company's discretion.

F-13

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Authorized Capital (Continued)

On March 17, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing up to 200,000 shares of Series D Convertible Preferred Stock at $0.0001 par value per share ("Series D Preferred Stock"). Each share of Series D Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of 5 divided by the product of 0.80 multiplied by the market price, as defined in Certificate of Designation, of the Company’s Common Stock at the date of conversion. After the earlier of the date the trading volume of the Common Stock exceeds an aggregate of 3,000,000 shares in any 30 day period or the date the Company sells shares of Common Stock in a firm commitment underwritten public offering with aggregate gross proceeds of at least $30,000,000, each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (i) 5 divided by (ii) the market price of the Common Stock. All shares of Series D Preferred Stock outstanding on the second anniversary of the original issuance date shall be automatically converted into shares of Common Stock.

The Series D shares also include voting rights of 1 vote for every share of Series D Preferred Stock and are entitled to dividends, at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series D Preferred Stock were converted to Common Stock. As of June 30, 2015 and December 31, 2014, there were 50,000 and 200,000 shares of Series D Preferred Stock outstanding, respectively.

On August 21, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing 100,000 shares of Series E Convertible Preferred Stock at a par value of $.0001 per share. The Series E shares are convertible into the number of shares of Common Stock equal to the quotient of 8 divided by the average market price of the Company’s Common Stock for thirty trading days prior to the date of conversion, multiplied by the number of Series E shares being converted. Any Series E shares which remain outstanding on August 28, 2016 will be automatically converted into Common Stock using the prescribed formula. The Series E shares also include voting rights of 1 vote for every share of Series E Preferred Stock and are entitled to dividends at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series E Preferred Stock were converted to Common Stock at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. As of June 30, 2015 and December 31, 2014, there were 45,000 and 100,000 shares of Series E Preferred Stock outstanding, respectively.

Preferred Stock

During the six months ended June 30, 2015 and 2014, the Series B preferred shareholders earned dividends totaling $1,320,394 and $2,424,105, respectively. At June 30, 2015 and December 31, 2014, accrued dividends of $1,852,355 and $913,271, respectively, were included in accrued expenses.

On March 18, 2014, 200,000 shares of Series D Preferred Stock of the Company were issued to the previous owners of Clinlab pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Clinlab. On March 20, 2015, 150,000 shares of these Series D Preferred Stock were converted into 125,334 shares of common stock.

On August 28, 2014, 100,000 shares of Series E Preferred Stock of the Company were issued to the previous owner of Epinex pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Epinex. On March 3, 2015, 55,000 shares of these Series E Preferred Stock were converted into 58,856 shares of common stock.

Common Stock

During the six months ended June 30, 2015, the Company issued an aggregate of 1,884,190 shares of the Company’s common stock; 1,000,000 shares were issued for the exercise of stock options by Alcimede (see Note 4), 184,190 shares were issued in connection with the conversions of the Series D and E Preferred Stock, 100,000 shares, valued at $4.00 per share, were issued to three employees pursuant to employment agreements and an aggregate of 600,000 shares, valued at $4.00 per share, were issued to three consultants as compensation for services.

F-14

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

2013 Equity Plan

On September 25, 2013, the Company’s board of directors approved and adopted the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was approved by a majority of stockholders of the Company on November 22, 2013. The 2013 Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards.

The following summarizes activity under the 2013 Plan through June 30, 2015:

Shares approved for issuance at plan inception	5,000,000

Options granted in 2014	(1,435,000)

Options cancelled in 2014	10,000

Restricted shares issued in 2014	(210,000)

Balance at December 31, 2014	3,365,000

Options granted in 2015	(730,000)

Options cancelled in 2015	100,000

Balance at June 30, 2015	2,735,000

Stock Options

The following summarizes options outstanding at June 30, 2015:

	Common	Weighted
	Stock	average
	Options	exercise
	Outstanding	price
Balance at December 31, 2014	24,225,000	$5.47

Options granted	730,000	4.00

Options exercised	(1,000,000)	2.50

Options cancelled or expired	(100,000)	2.50

Balance at June 30, 2015	23,855,000	$5.56

F-15

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The following table summarizes information with respect to stock options outstanding and exercisable by employees, directors and consultants at June 30, 2015:

	Options outstanding				Options vested and exercisable
		Weighted
		average	Weighted			Weighted
		remaining	average	Aggregate		average	Aggregate
Exercise	Number	contractual	exercise	intrinsic	Number	exercise	intrinsic
price	outstanding	life (years)	price	value	vested	price	value

$2.50	8,375,000	2.70	$2.50	$12,562,500	8,375,000	$2.50	$12,562,500
$4.00	730,000	10.00	$4.00		200,000	$4.00
$5.00	7,750,000	2.99	$5.00		7,750,000	$5.00
$10.00	7,000,000	8.01	$10.00		7,000,000	$10.00
	23,855,000		$5.56	$12,562,500	23,325,000	$5.59	$12,562,500

During the six months ended June 30, 2014, the Company issued options to purchase a total of 1,035,000 shares of the Company’s common stock to various employees. These options had contractual lives of ten years and were valued at an average grant date fair value of $0.70 per option, or $724,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	5.375 years
Expected volatility	27.72%
Risk free interest rate	1.46%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of June 30, 2015, all of these options had vested and the Company recognized $52,024 of stock-based compensation expense for the six months ended June 30, 2015.

In May 2014, the Company issued options to purchase a total of 300,000 shares of the Company’s common stock to a director. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $54,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

F-16

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of June 30, 2015, all of these options had vested and the Company recognized $2,959 of stock-based compensation expense for the six months ended June 30, 2015.

In June 2015, the Company issued options to purchase a total of 730,000 shares of the Company’s common stock to employees. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $131,400, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$4.00
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

The stock price was based on an independent valuation completed as of November 1, 2014. As of June 30, 2015, 200,000 of these options had vested and the Company recognized $210,000 of stock-based compensation expense for the six months ended June 30, 2015.

As of June 30, 2015, there were unrecognized compensation costs of $583,000 related to stock options. The Company expects to recognize those costs over a weighted average period of .75 years as of June 30, 2015. Future option grants will increase the amount of compensation expense to be recorded in these periods.

Warrants

The following table summarizes warrant transactions for the six months ended June 30, 2015:

Weighted
		Weighted	average
		average	remaining	Aggregate
	Number	exercise	contractual	intrinsic
	of warrants	price	term (years)	value
Outstanding and Exercisable at December 31, 2014	300,000	$3.33	–	$–

Outstanding and Exercisable at June 30, 2015	–	$–	–	$–

Weighted Average Grant Date Fair Value		$–

The warrants were issued by the Company in 2013 to two individuals in connection with obligations entered into by the Company’s subsidiaries. These warrants had contractual lives of two years and expired in January 2015.

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

F-17

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Basic and Diluted Income per Share (Continued)

Basic and Diluted EPS were calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic:
Numerator - net income (loss) available to common stockholders	$(5,052,792)	1,988,937	$(4,568,833)	5,378,907
Denominator - weighted-average shares outstanding	29,324,158	30,247,265	29,055,952	30,145,723

Net income (loss) per share - Basic	$(0.17)	$0.07	$(0.16)	$0.18

Diluted:
Numerator:
Net income (loss) available to common stockholders	$(5,052,792)	$1,988,937	$(4,568,833)	$5,378,907
Interest expense on convertible debt, net of taxes	45,000	3,739	91,912	7,439
	(5,007,792)	1,992,676	(4,476,921)	5,386,346

Denominator:
Weighted-average shares outstanding	29,324,158	30,247,265	29,055,952	30,145,723
Weighted-average equivalent shares options	–	–	–	–
Weighted-average equivalent shares from convertible debt	1,000,000	222,222	1,000,000	222,222
Weighted-average equivalent shares from Series C convertible preferred stock	–	–	–	–
Weighted-average equivalent shares from Series D convertible preferred stock	50,000	200,000	114,167	200,000
Weighted-average equivalent shares from Series E convertible preferred stock	45,000	–	63,333	–
	30,419,158	30,669,487	30,233,452	30,567,945

Net income (loss) per share - Diluted	$(0.17)	$0.06	$(0.16)	$0.18

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2015 and 2014, the following potential common stock equivalents were excluded from the calculation of Diluted EPS as their effect was anti-dilutive:

	June 30,
	2015	2014
Stock options outstanding	23,855,000	24,395,000
Warrants outstanding	–	346,400

	23,855,000	24,741,400

F-18

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 7 – Income Taxes

Significant components of the income tax provision are summarized as follows:

	Six Months Ended June 30,
	2015	2014
Current provision:
Federal	$19,300	$5,577,600
State	3,300	954,800

Deferred provision:
Federal	68,900	(1,568,800)
State	7,300	(167,500)

	$98,800	$4,796,100

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate on income before income taxes for the six months ended June 30, 2015 and 2014 is as follows:

	Six Months Ended June 30,
	2015	2014
Expected federal income tax at 34% statutory rate	34.0%	34.0%
State income taxes	-0.2%	4.1%
Permanent differences	-36.9%	-0.1%

	-3.1%	38.0%

Of the $7,539,715 of income tax liabilities at June 30, 2015, $1,943,925 relates to 2013 and $5,573,190 relates to 2014. The Company has made no payments on its 2015 tax liability. The Company has received a “Notice of Intent to Levy” from the Internal Revenue Service relating to the 2013 tax liability.

The Company provides for income taxes using the liability method in accordance with FASB ASC Topic 740 “Income Taxes”. Deferred income taxes arise from the differences in the recognition of income and expenses for tax purposes. Deferred tax assets and liabilities are comprised of the following at June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Deferred income tax assets:
Allowance for bad debts	$(9,200)	$28,300
Stock options	524,600	423,200
Total deferred income tax assets	$515,400	$451,500

Deferred income tax liabilities:
Property and equipment	$(603,900)	$(513,600)
Intangible amortization	(212,300)	(162,500)
Total deferred income tax liabilities	$(816,200)	$(676,100)

Net deferred income taxes:
Current	(9,200)	28,300
Non-current	(291,600)	(252,900)
	$(300,800)	$(224,600)

F-19

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 7 – Income Taxes (Continued)

Management has reviewed the provisions regarding assessment of its valuation allowance on deferred tax assets and based on that criteria determined that it will have sufficient taxable income to realize those assets. Therefore, management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will be realized.

The Company recognizes the consolidated financial statement impact of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than–not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Note 8 – Business Combinations

On April 15, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Medytox, CollabRx Inc. (“CollabRx”), and CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx (“Merger Sub”), pursuant to which it is contemplated that Merger Sub would merge with and into Medytox, with Medytox surviving the merger as a wholly owned subsidiary of CollabRx (the “Merger”).

In the Merger, (i) each share of Medytox Common Stock will be converted into the right to receive such number of shares of CollabRx Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the Merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the Merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the Merger, (v) each option and warrant to purchase shares of CollabRx Common Stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx Common Stock will settle prior to the closing of the Merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox Common Stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx Common Stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the Merger (including all outstanding CollabRx Common Stock and all restricted stock units, options and warrants exercisable for shares of CollabRx Common Stock) will hold 10% of CollabRx’s Common Stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox Common Stock and all outstanding options exercisable for shares of Medytox Common Stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s Common Stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx Common Stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

On July 17, 2015, CollabRx filed a Form S-4 with the SEC detailing the merger. The Form S-4 is subject to review by the SEC before its effectiveness. The merger transaction is expected to be completed during the fourth calendar quarter after approval of the shareholders of the respective companies and the satisfaction of all other conditions.

On January 16, 2015, in contemplation of the business combination the Company entered into a Loan and Security Agreement with CollabRx, pursuant to which the Company agreed it would loan up to $2,395,644 to CollabRx. Also, on January 16, 2015, the Company entered into an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company, CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The Amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

All amounts loaned to date under the Loan Agreement were repaid before the merger agreement was executed.

The Company entered into a non-binding letter of intent (“LOI”) dated March 25, 2015 for the potential purchase of certain assets of Epinex Diagnostics, Inc. (“Epinex”), a California corporation. In connection with the LOI, the companies entered into a Loan and Security Agreement (“Agreement”) dated as of June 1, 2015. Under the terms of the Agreement, the Company has agreed to make discretionary advances to Epinex up to an aggregate of $637,210; repayable with simple interest at a rate of 15%. The advances are secured by all the assets of Epinex. Further, the parties have entered into an agreement under which Epinex is required to pay Medytox a termination fee of $1,000,000 in the event Epinex enters into an “Alternative Transaction” with another buyer within a specified twelve month time period. As of June 30, 2015, Medytox had advanced Epinex $367,823 under this arrangement.

F-20

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 8 – Business Combinations (Continued)

The Company acquired the remaining 49.5% of Biohealth in the six months ended June 30, 2015.

The Company completed three acquisitions during the year ended December 31, 2014. The Company accounted for the assets, liabilities and ownership interests in accordance with the provisions of FASB ASC 805 “Business Combinations”. As such, the recorded assets and liabilities acquired have been recorded at fair value and any difference in the net asset values and the consideration given has been recorded as goodwill.

Goodwill was attributable to the following subsidiaries as of June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Medical Billing Choices, Inc.	$1,202,112	$1,202,112

PB Laboratories, LLC	107,124	107,124

Biohealth Medical Laboratory, Inc.	255,634	116,763

Clinlab, Inc.	857,532	857,532

Medical Mime, Inc.	274,811	274,811

Epinex Diagnostics Laboratories, Inc.	581,600	581,600

	$3,278,813	$3,139,942

The purchase of the remaining portion of Biohealth increased previously reported goodwill by $138,871.

Note 9 – Commitments and Contingencies

Legal Matters

During the course of business, litigation commonly occurs.  From time to time the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters.  Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. Management, in consultation with legal counsel, has addressed known assertions and unasserted claims below.

On February 26, 2014, the Company filed an action against Reginald Samuels and Ralph Perricelli in the United States District Court for the Southern District of Florida seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.  On October 21, 2013, Mr. Samuels had filed a complaint in the Superior Court of New Jersey (Bergen County) against the Company and Medytox Diagnostics, Inc. alleging breach of contract under his employment agreement and the agreement under which International Technologies, LLC was acquired; unjust enrichment, fraud; intentional and negligent misrepresentation; and breach of an implied duty of good faith and fair dealing and seeking an accounting.  Mr. Perricelli filed a similar action.

All litigation with Reginald Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Ralph Perricelli on February 12, 2015, relieving the Company of its obligations under the convertible debenture. As a consequence of the settlement, the Company recognized a gain of $275,028.

F-21

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 10 – Segment Reporting

Selected financial information for the Company’s operating segments is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues - External
Laboratory Services	$8,924,951	$15,672,816	$22,424,754	$30,519,321
Medical Support Solutions	456,700	280,883	605,679	309,917
Corporate & Eliminations	–	–	–	–
	$9,381,651	$15,953,699	$23,030,433	$30,829,238
Net revenues - Inter Segment
Laboratory Services	$–	$–	$–	$–
Medical Support Solutions	444,629	983,930	828,737	1,500,674
Corporate & Eliminations	–	–	–	–
	$444,629	$983,930	$828,737	$1,500,674
Income (loss) from operations
Laboratory Services	$1,291,465	$7,619,944	$6,356,886	$14,897,290
Medical Support Solutions	(1,362,273)	394,711	(2,720,262)	498,187
Corporate & Eliminations	(4,520,900)	(2,216,363)	(6,013,771)	(2,733,107)
	$(4,591,708)	$5,798,292	$(2,377,147)	$12,662,370
Depreciation and amortization
Laboratory Services	$521,024	$219,210	$968,349	$375,900
Medical Support Solutions	175,507	16,074	335,863	25,072
Corporate & Eliminations	(26,890)	(4,802)	(53,778)	(4,802)
	$669,641	$230,482	$1,250,434	$396,170
Capital expenditures
Laboratory Services	$84,867	$344,027	$272,752	$623,408
Medical Support Solutions	26,741	188,590	51,998	296,616
Corporate & Eliminations	–	–	–	–
	$111,608	$532,617	$324,750	$920,024

F-22

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 10 – Segment Reporting (Continued)

	June 30,	December 31,
	2015	2014
Total assets
Laboratory Services	$34,292,391	$29,362,062
Medical Support Solutions	4,039,938	5,214,139
Corporate & Eliminations	1,144,653	1,184,553
	$39,476,982	$35,760,754
Intangible assets
Laboratory Services	$4,086,168	$4,088,835
Medical Support Solutions	334,204	347,638
Corporate & Eliminations	–	–
	$4,420,372	$4,436,473
Goodwill
Laboratory Services	$944,358	$805,487
Medical Support Solutions	2,334,455	2,334,455
Corporate & Eliminations	–	–
	$3,278,813	$3,139,942

Note 11 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the SEC. The Company has determined that there are no subsequent events that warrant disclosure or recognition in the consolidated financial statements.

F-23